EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

AutoNation, Inc.:

      We consent to the incorporation by reference in the registration statements listed below of AutoNation, Inc. of our reports dated February 23, 2005, with respect to the consolidated balance sheets of AutoNation, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of AutoNation, Inc.

•	Forms S-3 (Registration No. 33-61649, 33-62489, 33-63735, 333-04269, 333-18009, 333-23415, 333-29217, 333-35749 and 333-44611);

•	Forms S-3/ A (Registration No. 33-65289, 333-01757, 333-08479 and 333-20667);

•	Forms S-4 (Registration No. 333-17867, 333-17869, 333-17915 and 333-41505);

•	Form S-4/ A (Registration No. 333-71098); and

•	Forms S-8 (Registration No. 33-93742, 333-07623, 333-19453, 333-20669, 333-29265, 333-42891, 333-56967, 333-90819 and 333-81888).

KPMG LLP

Fort Lauderdale, Florida

February 23, 2005